EXHIBIT 99.1

FOR IMMEDIATE RELEASE

July 2, 2007

Company:	Dominion

Contacts:
Media:	Mark Lazenby (804) 819-2042 Mark.Lazenby@Dom.com
Analysts:	Greg Snyder (804) 819-2383 James.Gregory.Snyder@Dom.com

DOMINION COMPLETES MERGER OF CNG SUBSIDIARY

INTO HOLDING COMPANY

RICHMOND, Va. – Dominion (NYSE:D) announced today that it has completed the merger of its wholly owned subsidiary, Consolidated Natural Gas Company, into the parent holding company, Dominion Resources, Inc., as part of a move to streamline its corporate structure.

The merger was effective at 12:01 a.m. on Saturday, June 30. As a result of the merger, Dominion has assumed all obligations related to CNG indebtedness as well as any other financial obligations such as guarantees. First-tier CNG subsidiaries have become first-tier Dominion subsidiaries instead of second-tier subsidiaries.

Dominion is one of the nation’s largest producers of energy, with a portfolio of more than 26,500 megawatts of generation and 7,800 miles of natural gas transmission pipeline. Dominion also owns and operates the nation’s largest underground natural gas storage system with about 960 billion cubic feet of storage capacity and serves retail energy customers in 11 states. For more information about Dominion, visit the company’s Web site at http://www.dom.com.

###